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                              EAC INDUSTRIES, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)


                                                                    For The Nine Months               For The Three Months
                                                                      Ended October 31,                 Ended October 31,
                                                                ---------------------------       --------------------------
                                                                   1995              1994             1995            1994
                                                                ---------         ---------       ----------       ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS                                                     $207,076          $318,074         $(6,007)        $124,306

  Income from discontinued operations                                -              109,314            -              33,000
                                                                 --------          --------         -------         --------

NET INCOME (LOSS)                                                $207,076          $427,388         $(6,007)        $157,306
                                                                 ========          ========         =======         ========


SHARES:
  Weighted average shares outstanding                           2,311,687         2,311,687       2,311,687        2,311,687
  Other - options, warrants etc.                                     -                 -               -                -
                                                                ---------         ---------       ---------        ---------
                                                                2,311,687         2,311,687       2,311,687        2,311,687
                                                                =========         =========       =========        =========

PRIMARY EARNINGS (LOSS) PER SHARE:
  Continuing operations                                              $.09              $.13            $ -              $.05
  Discontinued operations                                             -                 .05              -               .02
                                                                     ----              ----            ----             ----
                                                                     $.09              $.18            $ -              $.07
                                                                     ====              ====            ====             ====





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